Q1 2014 Earnings Presentation 0May 7, 2014

I. Introduction Chris Bradshaw, EVP and CFO II. Operational Highlights Sten Gustafson, Chief Executive Officer III. Financial Review Chris Bradshaw, EVP and CFO IV. Closing Remarks Sten Gustafson, Chief Executive Officer V. Questions & Answers Q1 2014 Earnings Call Agenda 1

2 Cautionary Statement Regarding Forward Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical nature of, the offshore oil and gas industry; the Company’s dependence on oil and gas exploration and development activity in the areas where the Company operates; fluctuations in worldwide prices of and demand for oil and natural gas; the ability to successfully expand into other geographic and helicopter service markets; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; inherent risks in operating helicopters; the failure to maintain an acceptable safety record; the grounding of all or a portion of our fleet for extended periods of time or indefinitely; reduction or cancellation of services for government agencies; reliance on a small number of helicopter manufacturers and suppliers; political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of our assets or result in claims of a force majeure situation; declines in the global economy and financial markets; foreign currency exposure and exchange controls; credit risk exposure; the ongoing need to replace aging helicopters; the Company’s reliance on the secondary used helicopter market to dispose of older helicopters; the Company’s reliance on a small number of customers; allocation of risk between the Company and its customers; liability, legal fees and costs in connection with providing emergency response services; risks associated with the Company’s debt structure; operational and financial difficulties of the Company’s joint ventures and partners; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; adverse weather conditions and seasonality; adequacy of insurance coverage; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; the effect of the Spin-off, including the ability of the Company to recognize the expected benefits from the Spin-off and the Company’s dependence on SEACOR’s performance under various agreements; and various other matters and factors included in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other SEC filings. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes disclosure of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the fair market value (FMV) of the Company’s owned helicopters plus the book value of the Company’s other assets less the Company’s liabilities. The Company derives FMV from observable market data if available and may require utilization of estimates, application of significant judgment and assistance of valuation specialists. In some cases, FMV is obtained from third party analysts. There is no assurance that FMV of an asset represents the amount that Era could obtain from an unaffiliated third party in an arm’s length sale of the asset.

3 This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income, interest expense and interest expense on advances from SEACOR), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow available for discretionary use, as they do not consider certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of our results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. A reconciliation of EBITDA and Adjusted EBITDA is included in this presentation. Non‐GAAP Financial Measures Reconciliation

Operational Highlights 4

5 Q1 2014 Highlights Compared to Prior Year Quarter • Record Q1 operating revenues of $79.4mm represent a 17% increase over the prior year quarter ̶ Total increase of $11.7mm primarily due to strong results from our U.S. Gulf of Mexico operations ̶ Partially offset by lower revenues from dry-leasing activities and oil and gas operations in Alaska • Net income attributable to Era Group Inc. of $4.4mm compared to $6.7mm in the prior year quarter ̶ Decline due to a $7.9mm decrease in gains on asset dispositions compared to Q1 2013 ̶ Q1 2014 results included $2.9mm of gains compared to $10.8mm of gains in Q1 2013 • Operating income and Adjusted EBITDA increased by 88% and 20%, respectively, excluding the impact of gains on assets dispositions, which outpaced revenue growth due to margin expansion Compared to Sequential Quarter • Operating revenues increased $3.4mm, or 5%, from Q4 2013 primarily due to strong results from our U.S. Gulf of Mexico operations • Net income attributable to Era Group Inc. increased $2.7mm • Operating income and Adjusted EBITDA increased $0.5mm and $1.8mm, respectively ̶ Improvement due to a $2.4mm increase in gains on asset dispositions compared to Q4 2013 • In addition to the increased gains on asset dispositions, sequential quarter net income also benefitted from: ̶ $0.6mm decrease in interest expense; ̶ $0.5mm decrease in income tax expense; and ̶ $1.4mm increase in earnings from equity investments

6 Oil and Gas • Q1 operating revenues from oil and gas activities of $56.6mm ̶ 25% increase from Q1 2013 ̶ 5% increase from Q4 2013 • U.S. Gulf of Mexico operating revenues of $49.1mm ̶ 36% increase from Q1 2013 primarily due to an increase in fleet count, higher rates and the resumption of operations of the EC225 heavy helicopters ̶ 8% increase from Q4 2013 primarily due to increased charter activity • Alaska operating revenues of $6.2mm ̶ 22% decrease primarily due to lower rates, as high rates and higher other revenues were earned in Q1 2013 on short-term work related to a drillship running aground ̶ 10% decrease from Q4 2013 primarily due to lower utilization • International operating revenues of $1.2mm ̶ 23% increase due to full quarter of revenues as contract started in late January 2013 ̶ Unchanged from sequential quarter

7 Other Service Lines • Dry-leasing revenues of $10.9mm in Q1 2014 ̶ 22% decrease from Q1 2013 due to fewer helicopters on dry-lease ̶ 6% decrease from Q4 2013 ̶ Revenues from Aeróleo and a customer in India continue to be recognized on a cash receipts basis due to liquidity issues experienced by both customers • Search and rescue revenues of $6.2mm in Q1 2014 ̶ 88% increase from Q1 2013 due to the addition of new subscribers and increased activity with existing customers ̶ 14% increase from Q4 2013 related to a third SAR helicopter operating for the full quarter • Air medical revenues of $3.1mm in Q1 2014 ̶ 3% decrease from Q1 2013 ̶ 1% decrease from Q4 2013 • Flightseeing is a seasonal activity that does not contribute revenues in Q1 or Q4 • FBO revenues increased 24% and 17% relative to Q1 2013 and Q4 2013, respectively, due to higher fuel sales

Helicopter Order and Options Book 8 C u r r e n t O r d e r B o o k O p t i o n s Delivery Class Type Number Remaining Amount Firm Cancellable 2014 Medium AW139 1 $9.1 – 2014 Heavy AW189 3 $40.4 – 2015 Heavy AW189 2 $14.2 $16.8 2016 Heavy AW189 3 – $51.4 2016 Heavy S92 3 $76.7 – 2017 Heavy AW189 2 – $34.9 2017 Heavy S92 1 $26.4 – TBD Light Twin AW169 5 – $43.3 20 $166.8 $146.4 Note: Capital commitments shown by year of scheduled helicopter delivery (not year in which cash is spent); US$mm estimates as of 3/31/14 Class Type Number Remaining Amount Firm Cancellable Heavy AW189 10 – $173.0 Heavy S92 5 – $175.5 Medium AW139 4 – $52.9 19 – $401.4

Financial Review 9

GROUP INC.

Period Over Period Comparison

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	$ Change	% Variance
($000s)				
Operating revenues	$ 79,443	$ 67,727	$ 11,716	17%
Operating expenses	49,640	43,116	6,524	(15%)
G&A expenses	11,334	9,134	2,200	(24%)
Depreciation	11,287	11,661	(374)	3%
Gains on asset dispositions	2,891	10,801	(7,910)	(73%)
Operating income	10,073	14,617	(4,544)	(31%)
Interest income	145	147	(2)	(1%)
Interest expense	(3,753)	(4,732)	979	21%
SEACOR management fees	-	(168)	168	n/m
Derivative losses, net	(30)	(3)	(27)	(900%)
Foreign currency losses, net	(57)	(259)	202	78%
Other, net	-	3	(3)	n/m
Income tax expense	(2,503)	(3,578)	1,075	30%
Equity in earnings, net	499	562	(63)	(11%)
Net income	$ 4,374	$ 6,589	$ (2,215)	(34%)
Net loss attributable to NCI in subsidiary	71	105	(34)	(32%)
Net income attributable to Era Group Inc.	$ 4,445	$ 6,694	$ (2,249)	(34%)
Adjusted EBITDA	$ 21,772	$ 26,581	$ (4,809)	(18%)
% Margin	27%	39%		
Adjusted EBITDA Excluding Gains	$ 18,881	$ 15,780	$ 3,101	20%
% Margin	24%	23%		

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GROUP INC.

Sequential Quarter Comparison

	Three Months Ended			
	31-Mar	31-Dec	$ Change	% Variance
($000s)				
Operating revenues	$ 79,443	$ 75,998	$ 3,445	5%
Operating expenses	49,640	45,213	4,427	(10%)
G&A expenses	11,334	10,562	772	(7%)
Depreciation	11,287	11,129	158	(1%)
Gains on asset dispositions	2,891	464	2,427	523%
Operating income	10,073	9,558	515	5%
Interest income	145	139	6	4%
Interest expense	(3,753)	(4,311)	558	13%
SEACOR management fees	-	-	-	n/m
Derivative losses, net	(30)	(26)	(4)	(15%)
Foreign currency gains (losses), net	(57)	233	(290)	n/m
Other, net	-	-	-	n/m
Income tax expense	(2,503)	(3,036)	533	18%
Equity in earnings, net	499	(880)	1,379	n/m
Net income	$ 4,374	$ 1,677	$ 2,697	161%
Net loss attributable to NCI in subsidiary	71	75	(4)	(5%)
Net income attributable to Era Group Inc.	$ 4,445	$ 1,752	$ 2,693	154%
Adjusted EBITDA	$ 21,772	$ 20,014	$ 1,758	9%
% Margin	27%	26%		
Adjusted EBITDA Excluding Gains	$ 18,881	$ 19,550	$ (669)	(3%)
% Margin	24%	26%		

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March 31, 2014 ($000s) Cash and cash equivalents $25,338 Revolving credit facility $55,000 Promissory notes 29,613 Total secured debt $84,613 7.750% Senior Notes $200,000 Total debt $284,613 Net debt $259,275 Shareholders' equity $442,632 Total capitalization $727,245 Total Debt / Adjusted EBITDA 3.1x Adjusted EBITDA / Interest Expense 5.3x Net Debt / Net Capitalization 37% Total Debt / Total capitalization 39% Available credit on revolving credit facility $244,355 Capitalization and Financial Policy 12 • Era continues to generate substantial free cash flow • Flexibility to fund growth via organic and strategic opportunities • Existing capital commitments can be funded via combination of cash-on-hand, cash flow from operations and temporary borrowings under our revolving credit facility • On March 31, 2014, we amended and upsized our revolving credit facility from $200 million to $300 million as well as reduced borrowing costs, streamlined financial covenants and increased operational flexibility (a) (a) Includes escrow deposits of $3.0 million

13 Net Asset Value $15 $20 $25 $30 $35 $40 $45 $50 1/22/13 4/22/13 7/22/13 10/22/13 1/22/14 4/22/14 NAV per Share (excl. deferred taxes) Stock Price NAV per Share (net of deferred taxes) Book Value per Share

Appendix 14

Fleet Overview 15 Owned Joint Ventured Leased-In Managed Total Average Age(a) Heavy: EC225 9 – – – 9 4 Total Heavy 9 – – – 9 Medium: AW139 36 1 – – 37 4 B212 10 – – – 10 35 B412 6 – – – 6 32 S76 A/A++ 2 – – – 2 24 S76 C+/C++ 5 – – 1 6 7 Total Medium 59 1 – 1 61 Light – twin engine: A109 7 – – 2 9 8 BK-117 – – 2 1 3 N/A EC135 17 – 2 1 20 6 EC145 3 – – 1 4 6 Total Light – twin engine 27 – 4 5 36 Light – single engine: A119 17 7 – – 24 7 AS350 35 – – – 35 17 Total Light – single engine 52 7 – – 59 Total Helicopters 147 8 4 6 165 12 Note: As of 3/31/14. Excludes one AW139 helicopter that was fully paid for and delivered in March 2014 but not yet operational as of March 31, 2014; also excludes orders and options (a) Average for owned fleet

16 NAV per Share Calculation (as of 3/31/14) Notes: 1) NAV calculation only includes fair market value of helicopters that we own; it does not include any value for leased-in or managed helicopters that we operate 2) Helicopter fair market values based on annual desktop appraisal performed by Ascend Worldwide; new helicopters delivered subsequent to the last appraisal are reflected at gross cost (in millions, except share data) +  FMV of Helicopters 939$                        +  NBV of Other PP&E 118                          +  Working Capital 77                             +  Other Net Tangible Assets 48                             ‐  Long‐term Debt (282)                         ‐  Deferred Taxes (211)                         Net Asset Value 689$                        Diluted Share Count 20.6                         NAV per Share (excl. Deferred Taxes) 43.72$                    NAV per Share (incl. Deferred Taxes) 33.54$

GROUP INC.

Financial Highlights

($ millions)	Fiscal Year 2009	2010	2011	2012	2013	3 Mos. Ended March 31, 2013	2014
Revenue	$ 235.7	$ 235.4	$ 258.1	$ 272.9	$ 299.0	$ 67.7	$ 79.4
Operating Expenses	148.0	147.2	162.7	167.2	186.6	43.1	49.6
G&A	21.4	25.8	31.9	34.8	38.9	9.1	11.3
Depreciation	37.3	43.4	42.6	42.5	45.6	11.7	11.3
Gains on Asset Dispositions	0.3	0.8	15.2	3.6	18.3	10.8	2.9
Operating Income	29.3	19.8	36.1	32.0	46.2	14.6	10.1
Other Income (Expense):							
Interest Income	0.1	0.1	0.7	0.9	0.6	0.1	0.1
Interest Expense	-	(0.1)	(1.4)	(10.6)	(18.1)	(4.7)	(3.8)
Intercompany Interest	(20.3)	(21.4)	(23.4)	-	-	-	-
Derivative Gains (Losses)	0.3	(0.1)	(1.3)	(0.5)	(0.1)	(0.0)	(0.0)
Foreign Currency Transactions	1.4	(1.5)	0.5	0.7	0.7	(0.3)	(0.1)
SEACOR Corporate Charges	(5.5)	(4.6)	(8.8)	(2.0)	(0.2)	(0.2)	-
All Other Income or Expense	-	-	-	-	-	0.0	-
	(24.0)	(27.6)	(33.7)	(11.5)	(17.1)	(5.0)	(3.7)
Income before Taxes and Equity Earnings	5.3	(7.8)	2.4	20.5	29.1	9.6	6.4
Income Taxes	2.9	(4.3)	0.4	7.3	11.7	3.6	2.5
Income before Equity Earnings	2.4	(3.5)	2.0	13.2	17.4	6.0	3.9
Equity Earnings	(0.5)	(0.1)	0.1	(5.5)	0.9	0.6	0.5
Net Income	$ 1.9	$ (3.6)	$ 2.1	$ 7.7	$ 18.3	$ 6.6	$ 4.4
Adjusted EBITDA[(a)]	$ 67.9	$ 61.8	$ 82.2	$ 78.8	$ 95.3	$ 26.6	$ 21.8
Adjusted EBITDA Excluding Gains[(a)]	67.6	61.0	67.0	75.2	77.0	15.8	18.9

(a) See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Era GROUP INC.

Reconciliation of Non-GAAP Financial Measures

- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results if we had not been a SEACOR subsidiary
- Effective as of the spin-off, Era pays SEACOR a fixed fee pursuant to the TSA. The initial annualized fee was $3.4 million. As Era transitions the functions covered by the TSA, the amount paid to SEACOR will be reduced
- Adjusted EBITDA reflects special items:
  - Non-recurring executive severance adjustments of $0.4 million, $4.2 million, and $0.7 million in FY 2010, 2011 and 2012, respectively
  - An adjustment for IPO related fees and expenses of $2.9 million in FY 2012
  - Impairment of our investment in Aeróleo in the first quarter of 2012 ($5.9 million)
  - A one-time charge related to operating leases on certain air medical helicopters in Q3 2013 of $2.0 million

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					3 Mos. Ended March 31,	
(USD$ in thousands)	2009	2010	2011	2012	2013	2013	2014
Net Income (Loss)	1,839	(3,639)	2,108	7,747	18,304	6,589	4,374
Depreciation	37,358	43,351	42,612	42,502	45,561	11,661	11,287
Interest Income	(52)	(109)	(738)	(910)	(591)	(147)	(145)
Interest Expense	13	94	1,376	10,648	18,050	4,732	3,753
Interest Expense on Advances	20,328	21,437	23,410	-	-	-	-
Income Tax Expense (Benefit)	2,883	(4,301)	434	7,298	11,727	3,578	2,503
EBITDA	62,369	56,833	69,202	67,285	93,051	26,413	21,772
SEACOR Management Fees	5,481	4,550	8,799	2,000	168	168	-
Special Items	-	379	4,171	9,552	2,045	-	-
Adjusted EBITDA	67,850	61,762	82,172	78,837	95,264	26,581	21,772
Gains on Asset Dispositions, Net ("Gains")	(316)	(764)	(15,172)	(3,612)	(18,301)	(10,801)	(2,891)
Adjusted EBITDA Excluding Gains	67,534	60,998	67,000	75,225	76,963	15,780	18,881

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